UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K/A
Amendment No. 1
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) August 10, 2020

Federal Realty Investment Trust
(Exact name of registrant as specified in its charter)

Maryland	1-07533	52-0782497
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

909 Rose Avenue, Suite 200	North Bethesda,	Maryland	20852-8688
(Address of principal executive offices)			(Zip Code)
Registrant's telephone number including area code: 301/998-8100

Title of Each Class	Trading Symbol	Name of Each Exchange On Which Registered
Common Shares of Beneficial Interest	FRT	New York Stock Exchange
$.01 par value per share, with associated Common Share Purchase Rights

Depositary Shares, each representing 1/1000 of a share	FRT-C	New York Stock Exchange
of 5.00% Series C Cumulative Redeemable Preferred Stock, $.01 par value per share

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

☐	Emerging growth company

☐
If an emerging growth company, indicate by checkmark if the registrant has elected not use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Explanatory Note

On August 10, 2020, Federal Realty Investment Trust (the “Company”) filed a Current Report on Form 8-K (the “Original Form 8-K”) under Item 5.02 to report the appointment of Nicole Lamb-Hale and Anthony Nader to the Company’s Board of Trustees (the “Board”). At the time of the Original Form 8-K filing, the Board had not determined to which committees, if any, Ms. Lamb-Hale and Mr. Nader would be appointed. The Company is filing this Amendment No. 1 to the Original Form 8-K to disclose the subsequent appointment of Ms. Lamb-Hale and Mr. Nader to Board committees. No other changes have been made to the Original Form 8-K.

Item 5.02.	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

Effective as of November 4, 2020, Ms. Lamb-Hale has been appointed to the Nominating and Corporate Governance Committee and the Compensation Committee of the Board and Mr. Nader has been appointed to Audit Committee and the Nominating and Corporate Governance Committee of the Board.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FEDERAL REALTY INVESTMENT TRUST

Date:	November 9, 2020	/s/ Dawn M. Becker

Dawn M. Becker
Executive Vice President-General Counsel and Secretary